Exhibit 99.1

ARQULE, INC.

2017 Annual Meeting

Report of Matters Voted Upon by Stockholders

1.        The 2017 Annual Meeting of Stockholders of ArQule, Inc.  (the “Annual Meeting”) was held at the Boston Burlington Marriott, One Mall Road, Burlington, Massachusetts on May 23, 2017 commencing at 10:00 a.m. pursuant to notice properly given.

2.        At the close of business on March 31, 2017, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 71,146,597 shares of common stock, $0.01 par value.  Each of the outstanding shares was entitled to one vote on the matters before the Annual Meeting.

3.        At the Annual Meeting, 64,197,468 shares of the Registrant’s issued and outstanding common stock were represented in person or by proxy, constituting a quorum.

4.        At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his name, constituting a plurality of the votes cast, and was duly elected as a director of the Registrant:

Name of Nominee	Votes For	Withheld Authority
Ronald M. Lindsay	46,704,144	1,483,458
William G. Messenger	46,626,076	1,561,526
Patrick J. Zenner	46,627,376	1,560,226

Broker Non-votes: 16,009,866  shares

5.        The following table sets forth the tally of the votes cast on the proposal to ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2017.

Votes For	Votes Against	Votes Abstaining
62,421,500	1,567,492	208,476

Broker Non-votes: 0 shares

6.        The following table sets forth the tally of the votes cast on the proposal to approve, by non-binding vote, the compensation of our named executive officers.

Votes For	Votes Against	Votes Abstaining
47,414,710	708,374	64,518

Broker Non-votes: 16,009,866 shares

7.        The following table sets forth the tally of the votes cast on the proposal to recommend, by non-binding vote, the frequency of votes approving the compensation of our named executive officers.

1 Year	2 Years	3 Years	Votes Abstaining
45,911,191	47,666	2,159,412	69,333

Broker Non-votes: 16,009,866 shares